Exhibit 99.1

JOINT FILING AGREEMENT

Wheeler Real Estate Investment Trust, Inc.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 5, 2023.

SR Equity Ventures, LLC

By:	/s/ Bradley J. Schafer
Name: Bradley J. Schafer
Its: President

By:	/s/ Bradley J. Schafer
Name: Bradley J. Schafer

By:	/s/ Steven G. Norcutt
Name: Steven G. Norcutt

By:	/s/ N. Christopher Richardson
Name: N. Christopher Richardson

By:	/s/ Evan C. Richardson
Name: Evan C. Richardson

By:	/s/ Gregory J. Springer
Name: Gregory J. Springer

By:	/s/ David Smith
Name: David Smith

By:	/s/ Srikanth Malladi
Name: Srikanth Malladi

By:	/s/ Gwendolyn A. Collins
Name: Gwendolyn A. Collins

By:	/s/ Alexander J. Wodka
Name: Alexander J. Wodka

By:	/s/ Karen P. Gallivan
Name: Karen P. Gallivan

By:	/s/ Stephen P. Ceurvorst
Name: Stephen P. Ceurvorst

Schafer Richardson, Inc.

By:	/s/ Bradley J. Schafer
Name: Bradley J. Schafer
Its: President